Exhibit 4.5



Form of Common Stock Purchase Warrant dated November 5, 2002 between the Company and certain investors

VOID AFTER 5:00 P.M. EASTERN TIME ON NOVEMBER 5, 2005

NEITHER THIS WARRANT NOR THE WARRANT SHARES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE COMPANY WILL NOT TRANSFER THIS WARRANT OR THE WARRANT SHARES UNLESS (i) THERE IS AN EFFECTIVE REGISTRATION COVERING SUCH WARRANT OR SUCH WARRANT SHARES, AS THE CASE MAY BE, UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATES SECURITIES LAWS, (ii) IT FIRST RECEIVES A LETTER FROM AN ATTORNEY, ACCEPTABLE TO THE BOARD OF DIRECTORS AND ITS AGENTS, STATING THAT IN THE OPINION OF THE ATTORNEY THE PROPOSED TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND UNDER ALL APPLICABLE STATE SECURITIES LAWS, OR (iii) THE TRANSFER IS MADE PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OF 1933.

                              GENDER SCIENCES, INC.
                          COMMON STOCK PURCHASE WARRANT
                          -----------------------------


                                                        Warrant to Subscribe for
November 5, 2002                                _________ Shares of Common Stock


                         Not Transferable or Exercisable
                     Except Upon Conditions Herein Specified
                     ---------------------------------------

         THIS CERTIFIES that, for value received, _____________________________ (such person or entity and any successor and assign being hereinafter referred to as the "Holder") is entitled to subscribe for and purchase from Gender Sciences, Inc., a New Jersey corporation (hereinafter called the "Company"), _____________ (_________) shares of Common Stock, (the "Common Stock"), of the Company (such shares to be subject to adjustment in accordance with Sections 1 and 5 hereof, hereinafter sometimes called the "Warrant Shares") at an exercise price of Seventy five Cents ($0.75) per share as adjusted in accordance with
Section 1 hereof (the "Strike Price'), at any time or from time to time from the date hereof to and including November _, 2005 (the "Exercise Period").

         1.       Exercise of Warrant.

                  1.1 The rights represented by this Warrant may be exercised by the Holder hereof, in whole at any time or in part from time to time during the Exercise Period, but not as to a fractional share of Common Stock, by the surrender of this Warrant (properly endorsed) at the principal office of the Company, at 10 West Forest Avenue, Englewood, New Jersey 07631 (or at such other agency or office of the Company in the United States of America as the Company may designate by notice in writing to the Holder hereof at the address of such Holder appearing on the books of the Company), and by payment to the Company of the Strike Price in cash or by certified or official bank check in United States Dollars for each share being purchased (the "Exercise

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Payment"); provided, however, that, at the option of the Holder, the Exercise
Payment may instead be satisfied by withholding from those Warrant Shares that would otherwise be obtained upon such exercise (the "Total Warrant Shares") a number of Warrant Shares having an aggregate Current Fair Market Value (as defined below) equal to the aggregate Strike Price that would otherwise have been payable for the Total Warrant Shares.

                  1.2 In the event of any exercise of the rights represented by this Warrant, (i) a certificate or certificates for the shares of Common Stock so purchased, registered in the name of the person entitled to receive the same, shall be mailed to the Holder within a reasonable time after the rights represented by this Warrant shall have been so exercised; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the registered Holder thereof, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid; and (ii) unless this Warrant has expired, a new Warrant representing the number of shares (except a remaining fractional share), if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder hereof within such time. The person in whose name any certificate for shares of Common Stock is issued upon exercise of this Warrant, shall for all purposes be deemed to have become the Holder of record of such shares on the date on which this Warrant was surrendered and payment of the Strike Price was made (unless the cashless exercise option described in the foregoing proviso is selected by the Holder), irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the Holder of record of such shares at the close of business on the next succeeding date on which the stock transfer books are open. The issuance of any shares of Common Stock pursuant to the terms of this Warrant shall at all times be subject to compliance with all requirements of the Securities Act of 1933, as amended, and with all applicable foreign and state securities and blue sky laws then in effect. If the Holder elects to use the cashless exercise option described in
Section 1.1 above to exercise this Warrant by withholding a portion of the Total Warrant Shares, this Warrant shall be terminated with respect to the number of Total Warrant Shares withheld.

                  1.3 Current Fair Market Value. For the purposes of this Warrant, the "Current Fair Market Value" of each share of Common Stock shall be determined as follows:

                           1.3.1    If the Common Stock is listed on a national
securities exchange or admitted to unlisted trading privileges on such an exchange, the Current Fair Market Value shall be the average of the last reported sale prices of the Common Stock on such exchange based on the last thirty (30) Business Days (as defined below) prior to the date of exercise of this Warrant, or, if the Common Stock is not so listed or admitted to unlisted trading privileges on a national securities exchange but is listed on NASDAQ, the Current Fair Market Value shall be the average of the last reported sale prices of the Common Stock on NASDAQ based on the last thirty (30) Business Days prior to the date of exercise of this Warrant; or

                           1.3.2    If the Common Stock is not so listed or
admitted to unlisted trading privileges on a national securities exchange or quoted on NASDAQ, the Current Fair Market Value shall be the average mean of the

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

last closing bid and asked prices reported on the last five (5) Business Days prior to the date of exercise of this Warrant (x) by NASDAQ, or (y) if reports are unavailable under clause (x) above, by the National Quotation Bureau Incorporated ("NAB"); or

                           1.3.3    If the Common Stock is not so listed or
admitted to unlisted trading privileges on a national securities exchange and bid and asked prices are not so reported by NASDAQ or NAB, the Current Fair Market Value shall be an amount per share, determined in such reasonable manner as may be prescribed by the Company's Board of Directors in good faith.

                           1.3.4    As used in this Section 3, "Business Day"
means any day other than a Saturday or Sunday on which the relevant exchange, system or service is open or available, as the case may be.

                  1.4 Adjustments in Number and Strike Prices of Warrant Shares. If, pursuant to the Qualifying Equity Financing (as defined below), the Company sells (i) Common Stock at a price per share less than the Strike Price, then the Company shall exchange this Warrant for a warrant to purchase the same number of shares of Common Stock at a price per share equal to the price per share offered in the Qualifying Equity Financing; or (ii) Preferred Stock at a price per share equal to or less than the Strike Price, then the Company shall exchange the Warrant for warrant to purchase the same number of shares of Preferred Stock at a price per share equal to the price per share offered in the Qualifying Equity Financing. A "Qualified Equity Financing" shall mean an equity financing in which the Company sells shares of Common Stock or Preferred Stock and obtains net proceeds (including conversion of all convertible notes in connection with a bridge financing) in an amount not less than Two Million Dollars ($2,000,000).

                  1.5 Covenants as to Common Stock. The Company covenants and agrees all Warrant Shares will, upon issuance, be validly issued, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. The Company currently has enough authorized shares sufficient to effect the exercise of this Warrant. Notwithstanding the foregoing, the Company's current authorized shares are not sufficient to effect the exercise of this Warrant assuming full exercise and conversion of the Company's other outstanding options and convertible securities. Accordingly, the Company hereby covenants and agrees to expeditiously take such corporate action as may be necessary to amend the Company's Articles of Incorporation to increase its authorized but unissued shares of capital stock to the number of shares as shall be sufficient for the conversion of all of its outstanding options and convertible securities. If and so long as the Common Stock issuable upon the exercise of this Warrant is listed on any national securities exchange, the Company will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all of the Warrant Shares.

         2.       Transfer.

                  2.1 Securities Laws. Neither this Warrant nor the Warrant Shares have been registered under the Securities Act of 1933. The Company will not transfer this Warrant or the Warrant Shares unless (i) there is an effective

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

registration covering such Warrant or such shares, as the case may be, under the Securities Act of 1933 and applicable states securities laws, (ii) it first receives a letter from an attorney, acceptable to the Company's board of directors or its agents, stating that in the opinion of the attorney the proposed transfer is exempt from registration under the Securities Act of 1933 and under all applicable state securities laws, or (iii) the transfer is made pursuant to Rule 144 under the Securities Act of 1933.

                  2.2 Compliance With Blue Sky Laws. The Company will be able to issue the Warrant Shares upon exercise of the Warrant only if there is a then current Offering Memorandum or registration statement available for and distributed to the Warrant Holders relating to such Common Stock, and only if such Warrant and Common Stock is qualified for sale or exempt from qualification under applicable state securities laws of the jurisdiction in which the Holders of the Warrants reside. The Company reserves the right in its sole discretion to determine not to apply for exemptions or to register such Common Stock in any jurisdiction where the time and expense do not justify the costs of such exemption filing or registration. The Warrants may be deprived of any value in the event the Company does not satisfy or the Company chooses not to satisfy any such requirements. Although it is the present intention of the Company to satisfy such requirements, there can be no assurance the Company will be able to do so; provided, however, the Company will not be permitted to accelerate the termination of the Exercise Period of these Warrants unless such acceleration is accomplished in full compliance with Section 1 hereof.

                  2.3 Investment Representations. The Holder of the Warrant agrees and acknowledges the Warrant is being purchased for his own account, for investment purposes only, that he, she or it either has a prior personal or business relationship with the officers, directors or controlling persons, or by reason of his business or financial experience, or the business or financial experience of he and his professional advisors who are unaffiliated with and not compensated by the Company, could be reasonably assumed to have the capacity to protect his, her or its own interests in connection with the purchase of and the exercise of the Warrants, and not for the account of any other person, and not with a view to distribution, assignment or resale to others or to fractionalization in whole or in part, and the Holder further represents, warrants and agrees as follows: no other person has or will have a direct or indirect beneficial interest in this Warrant and the Holder will not sell, hypothecate or otherwise transfer his Warrant except in accordance with the Act and applicable state securities laws or unless, in the opinion of counsel for the Holder acceptable to the Company, an exemption from the registration requirements of the Securities Act and such state laws is available.

                  2.4 Conditions to Transfer. Prior to any such proposed transfer, and as a condition thereto, if such transfer is not made pursuant to an effective registration statement under the Securities Act, the Holder will, if requested by the Company, deliver to the Company (i) an investment covenant signed by the proposed transferee, (ii) an agreement by such transferee that the restrictive investment legend set forth above be placed on the certificate or certificates representing the securities acquired by such transferee, (iii) an agreement by such transferee that the Company may place a "stop transfer order" with its transfer agent or registrar, and (iv) an agreement by the transferee to indemnify the Company to the same extent as set forth in the next succeeding paragraph.

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

                  2.5 Indemnity. The Holder acknowledges the Holder understands the meaning and legal consequences of this Section, and the Holder hereby agrees to indemnify and hold harmless the Company, its representatives and each officer, director, agent, and legal counsel thereof from and against any and all loss, damage or liability (including all attorneys' fees and costs incurred in enforcing this indemnity provision) due to or arising out of (a) the inaccuracy of any representation or the breach of any warranty of the Holder contained in, or any other breach of, this Warrant, (b) any transfer of any of this Warrant or the Warrant Shares in violation of the Securities Act of 1933, the Securities Exchange Act of 1934, as amended, or the rules and regulations promulgated under either of such acts, (c) any transfer of this Warrant or any of the Warrant Shares not in accordance with this Warrant or (d) any untrue statement or omission to state any material fact in connection with the investment representations or with respect to the facts and representations supplied by the Holder to counsel to the Company upon which its opinion as to a proposed transfer shall have been based.

                  2.6 Holdback Period and Transfer. Except as specifically restricted hereby, this Warrant and the Warrant Shares issued may be transferred by the Holder in whole or in part at any time or from time to time. Upon surrender of this Warrant certificate to the Company or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, and upon compliance with the foregoing provisions, the Company shall, without charge, execute and deliver a new Warrant certificate in the name of the assignee named in such instrument of assignment, and this Warrant certificate shall promptly be canceled. Any assignment, transfer, pledge, hypothecation or other disposition of this Warrant attempted contrary to the provisions of this Warrant, or any levy of execution, attachment or other process attempted upon this Warrant, shall be null and void and without effect.

         3. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in this Warrant.

         4.       Anti-Dilution Provisions.

                  4.1      Stock Splits, Dividends, Etc.

                           4.1.1    If the Company shall at any time after the
date hereof subdivide its outstanding shares of Common Stock (or other securities at the time receivable upon the exercise of the Warrant) by recapitalization, reclassification or split-up thereof, or if the Company shall declare a stock dividend or distribute shares of Common Stock to its stockholders, the number of shares of Common Stock subject to this Warrant immediately prior to such subdivision shall be proportionately increased, and if the Company shall at any time combine the outstanding shares of Common Stock by recapitalization, reclassification or combination thereof, the number of shares of Common Stock subject to this Warrant immediately prior to such combination shall be proportionately decreased. Any such adjustment to the Strike Price pursuant to this Section shall be effective at the close of business on the effective date of such subdivision or combination or if any adjustment is the result of a stock dividend or distribution then the effective date for such adjustment based thereon shall be the record date therefor.

                           4.1.2    Whenever the number of shares of Common
Stock purchasable upon the exercise of this Warrant is adjusted, as provided in this Section, the Strike Price shall be adjusted to the nearest cent by multiplying such Strike Price immediately prior to such adjustment by a fraction
(x) the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise immediately prior to such adjustment, and (y) the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter.

                  4.2 Adjustment for Reorganization, Consolidation, Merger, Etc. In case of any reorganization of the Company (or any other corporation, the securities of which are at the time receivable on the exercise of this Warrant) after the date hereof, or in case after such date the Company (or any such other corporation) shall consolidate with or merge into another corporation or convey all or substantially all of its assets to another corporation, then, and in each such case, the Holder of this Warrant upon the exercise as provided in Section 1 above at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the securities and property receivable upon the exercise of this Warrant prior to such consummation, the securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior thereto; in each such case, the terms of this Warrant shall be applicable to the securities or property received upon the exercise of this Warrant after such consummation.

                  4.3 Certificate as to Adjustments. In each case of an adjustment in the number of shares of Common Stock receivable on the exercise of this Warrant, the Company at its expense shall promptly compute such adjustment in accordance with the terms of the Warrant and prepare a certificate executed by an officer of the Company setting forth such adjustment and showing the facts upon which such adjustment is based. The Company shall forthwith mail a copy of each such certificate to each Holder.

                  4.4      Notices of Record Date, Etc. In case:

                           4.4.1    the Company shall take a record of the
holders of its Common Stock (or other securities at the time receivable upon the exercise of the Warrant) for the purpose of entitling them to receive any dividend (other than a cash dividend at the same rate as the rate of the last cash dividend theretofore paid) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities, or to receive any other right; or

                           4.4.2    of any voluntary or involuntary dissolution,
liquidation or winding-up of the Company, then, and in each such case, the Company shall mail or cause to be mailed to each Holder a notice specifying, as the case may be, (A) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (B) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any, to be fixed, as to which the holders of record of Common Stock (or such other securities at the time receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be mailed at least twenty (20) days prior to the date therein specified, and this Warrant may be exercised prior to said date during the term of the Warrant.

                  4.5 Threshold for Adjustments. Anything in this Section to the contrary notwithstanding, the Company shall not be required to give effect to any adjustment until the cumulative resulting adjustment in the Strike Price pursuant to this Section shall have required a change of the Strike Price by at least $0.10. No adjustment shall be made by reason of the issuance of shares upon conversion rights, stock issuance rights or similar rights currently outstanding or any change in the number of treasury shares held by the Company.

         5. Legend and Stop Transfer Orders. Unless the Warrant Shares have been registered under the Securities Act, upon exercise of any of this Warrant and the issuance of any of the Warrant Shares, the Company shall instruct its transfer agent, if any, to enter stop transfer orders with respect to such shares, and all certificates representing shares of Warrant Shares shall bear on the face thereof substantially the following legend:

                  This certificate has not been registered under the Securities Act of 1933. The Company will not transfer this certificate unless (i) there is an effective registration covering the shares represented by this certificate under the Securities Act of 1933 and all applicable state securities laws, (ii) it first receives a letter from an attorney, acceptable to the board of directors or its agents, stating that in the opinion of the attorney the proposed transfer is exempt from registration under the Securities Act of 1933 and under all applicable state securities laws, (iii) the transfer is made pursuant to Rule 144 under the Securities Act of 1933.

         6. Officer's Certificate. Whenever the number or kind of securities purchasable upon exercise of this Warrant or the Strike Price shall be adjusted as required by the provisions hereof, the Company shall forthwith file with its Secretary or Assistant Secretary at its principal office and with its stock transfer agent, if any, an officer's certificate showing the adjusted number of kind of securities purchasable upon exercise of this Warrant and the adjusted Strike Price determined as herein provided and setting forth in reasonable detail such facts as shall be necessary to show the reason for and the manner of computing such adjustments. Each such officer's certificate shall be made available at all reasonable times for inspection by the Holder and the Company shall, forthwith after each such adjustment, mail by certified mail a copy of such certificate to the Holder.

         7. Transfer of Warrant. Subject to Section 3 hereof, this Warrant and all rights hereunder are transferable in whole (or in part), at the agency of office of the Company referred to in Section 1 hereof by the Holder hereof in person or by duly authorized attorney, upon surrender of this Warrant properly endorsed. Each taker and Holder of this Warrant, by taking or holding the same, consents and agrees that this Warrant, when endorsed, in blank, shall be deemed negotiable, and, when so endorsed the Holder hereof may be treated by the Company and all other persons dealing with this Warrant as the absolute owner hereof for all purposes and as the person entitled to exercise the rights represented by this Warrant, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding; but until each transfer on such books, the Company may treat the registered Holder hereof as the owner hereof for all purposes.

         8. Elimination of Fractional Interests. The Company shall not be required to issue stock certificates representing fractions of shares of Common Stock, nor shall it be required to issue script or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated.

         9. Exchange of Warrant. Subject to the limitations set forth herein this Warrant is exchangeable, upon the surrender hereof by the Holder hereof at the office or agency of the Company designated in Section 1 hereof, for a new Warrant of like tenor representing the right to subscribe for and purchase the number of Warrant Shares which may be subscribed for and purchased hereunder.

         10. Notices to Warrant Holders. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent to or receive notice as a shareholder in respect of any meetings of shareholders for the election of Directors or any other matter, or as having any rights whatsoever as a shareholder of the Company. If, however, at any time prior to the expiration of the Warrant and prior to its exercise, any of the following events shall occur:

                  10.1 The Company shall offer to all of the holders of its Common Stock any additional shares of stock of the Company or securities convertible into or exchangeable for shares of stock of the Company, or any option, right or warrant to subscribe therefor; or

                  10.2 A dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety (whether by merger, consolidation or sale of assets) shall be proposed; then, in any one or more of said events, the Company shall give written notice of such events at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to such convertible or exchangeable securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the issuance of any convertible or exchangeable securities, or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.

         11. Lost, Stolen, Mutilated or Destroyed Warrant. Upon surrender by the Holder of this Warrant to the Company, the Company at its expense will issue in exchange therefor, and deliver to such Holder, a new Warrant. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and in the case of any such loss, theft or destruction, upon delivery by such Holder of an indemnity agreement or security satisfactory to the Company, and in case of any such mutilation, upon surrender and cancellation of this Warrant, the Company, upon reimbursement of all reasonable expenses incident thereto, will issue and deliver to such Holder a new Warrant of like tenor, in lieu of such lost, stolen, destroyed or mutilated Warrant. Any Warrant delivered to such Holder in accordance with this Section 11 shall bear the same securities legends as the Warrant which it replaced.

         12. Governing Law. This Warrant shall be governed by, and construed in accordance with, the laws of the State of New Jersey applicable to contracts made therein.

         13. Notices. Any communications between the parties or notices provided for in this Agreement may be given by mailing them, first class, postage prepaid, to Holder at:

         Name: _____________________
         Address: __________________
         ___________________________

and to the Company at:

         Gender Sciences, Inc.
         10 West Forest Avenue
         Englewood, New Jersey 07631
         Attn: Eugene Terry

With a copy to:

         Foley & Lardner
         402 West Broadway, 23rd Floor
         San Diego, California 92101
         Attn: Kenneth D. Polin

or to such other address as either party may indicate to the other in writing after the date of this Agreement.

         14. Successors. All the covenants, agreements, representations and warranties contained in this Warrant shall bind the parties hereto and their respective heirs, executors, administrators, distributees, successors and assigns.

         15. Headings. The Article and Section headings in this Warrant are inserted for purposes of convenience only and shall have no substantive effect.

                  [Remainder of Page Intentionally Left Blank]


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

                  IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by a duly authorized officer under its corporate seal and to be dated as of the date first above written.

"Company"                              Gender Sciences, Inc., a New Jersey
                                       corporation


                                       /s/ EUGENE TERRY
                                       -----------------------------------------
                                       Eugene Terry, Chairman


"Holder"                               Name


                                       -----------------------------------------



                           [Signature Page to Warrant]

                               FORM OF ASSIGNMENT
                               ------------------

[To be signed only upon transfer of the Warrant]


         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto , all of the rights represented by the within Warrant to purchase shares of Common Stock of Gender Sciences, Inc. to which the within Warrant relates, and appoints Kenneth D. Polin as the attorney to transfer such rights on the books of Gender Sciences, Inc. with full power of substitution in the premises.


Dated

_________________________                   ___________________________________
                                                        (Signature)



                                            ___________________________________

                                            ___________________________________
                                                         (Address)


Notarization Required:

                                FORM OF EXERCISE
                                ----------------

[To be signed only upon exercise of the Warrant]


         THE UNDERSIGNED, the Holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, __________ shares of Common Stock of Gender Sciences, Inc. and herewith tenders payment of $______________ in full payment of the exercise price for such shares, and requests that the certificates for such shares be issued in the name of, and delivered to, _________________________ whose address is ______________________________________



Dated

_________________________                   ___________________________________
                                                        (Signature)



                                            ___________________________________

                                            ___________________________________
                                                         (Address)